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                                                                Exhibit 13 (ii)
CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 7 to the Registration Statement on Form N-3 (File No. 333-11137) of our report dated January 31, 1997 on our audit of the financial statements of New England Variable Annuity Fund I as of December 31, 1996, and for the year ended, which is included in the Annual Report to Shareholders for the year-ended December 31, 1996, which is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Per Unit Income and Capital Charges" in such Registration Statement.

Boston, Massachusetts                               Pricewaterhouse Coopers LLP
April 23, 2001